Exhibit 99.3

The Brink’s Company 1801 Bayberry Court P.O. Box 18100 Richmond, VA 23226-8100 USA Tel. 804.289.9600 Fax 804.289.9770
Contact:	FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709

THE BRINK’S COMPANY COMPLETES SPIN-OFF OF HOME SECURITY UNIT

BHS Holdings Begins Trading on NYSE Today

RICHMOND, Va. November 3, 2008 – The Brink’s Company (NYSE: BCO) (Brink’s), a global leader in security-related services, today announced that it completed the spin-off of Brink’s Home Security Holdings, Inc. (BHS Holdings) on October 31, 2008.  Brink’s no longer owns shares of BHS Holdings, an independent company that will begin trading today on the New York Stock Exchange under the symbol “CFL.”
A copy of the Form 10 registration statement filed by BHS Holdings with the Securities and Exchange Commission (SEC) and other SEC filings related to the spin-off, including copies of the related agreements entered into between Brink’s and BHS Holdings, are available on the SEC's web site (www.sec.gov) and at the SEC's public reference room at 100 F Street NE, Room 1580, Washington, DC 20549.  The spin-off agreements and certain pro forma financial information will be filed by Brink’s with the SEC on a Form 8-K.

About The Brink’s Company
The Brink's Company (NYSE: BCO) is a global leader in security-related services that operates Brink's, Incorporated, the world's premier provider of secure transportation and cash management services.  For more information, please visit the Brink's website at www.brinkscompany.com or call toll free 877-275-7488.